Exhibit 99.1

CDTi Advanced Materials, Inc. Reports
Fourth Quarter and Year-end 2017 Financial Results

Oxnard, California — April 2, 2018 — CDTi Advanced Materials, Inc., (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, reported its financial results for the fourth quarter and year ended December 31, 2017.

Matthew Beale, CDTi Advanced Materials’ CEO, stated, “Our ability to deliver technology in powder form has redefined CDTi as a technology partner to catalyst manufacturers and automotive OEMs globally, creating new, highly scalable market opportunities in high growth markets such as India and China.  Having completed our business realignment in 2017, we have significantly reduced our cash burn while creating a path to profitability as our powder business gains traction. In the first quarter of 2018 we announced our name change to CDTi Advanced Materials, which reflects our larger role as provider of enabling technology to the emissions catalyst market and our excellence in the material science of catalyst formulation.

“Our primary focus in 2018 will be to pursue commercialization opportunities for our Powder-to-Coat (P2C™) technology in current vehicle programs, be they 2-wheel, passenger cars or commercial, that are the most immediate revenue opportunities for our advanced emission control technology. As we lay the foundation for cost-effective, global product delivery, a key part of our strategy is securing local production capability in India or China. In parallel, and in partnership with leading automotive industry and institutional partners, we are engaged in fundamental catalyst design projects with world-wide applications that have the potential to alter catalyst architecture to significantly reduce cost,” concluded Beale.

Financial Highlights: Fourth Quarter 2017 compared to Fourth Quarter 2016

•                  Total revenue was $4.9 million, compared to $8.6 million.

•            Coated catalyst revenue was $2.9 million, compared to $4.9 million.

•            Emissions control systems revenue was $1.6 million, compared to $3.4 million.

•            Technology and advanced materials revenue was $0.4 million, compared to $0.3 million.

•                  Gross margin was 21%, compared to 11%. 2016 included $1.1 million of inventory write-offs related to the implementation of CDTI’s strategy to outsource the company’s manufacturing.

•                  Total operating expenses in the fourth quarter of 2017 were $2.4 million, compared to $9.3 million in the fourth quarter of 2016, which included a $4.7 million write-off of goodwill and $0.7 million of costs related to the closure of the company’s manufacturing facility in Canada.

•                  Net loss was $1.4 million, or $0.09 per share, compared to a net loss of $7.6 million, or $0.69 per share in the fourth quarter of 2016.

•                  Cash at December 31, 2017, was $2.8 million, compared to $3.3 million at September 30, 2017, and $7.8 million at December 31, 2016.

Financial Highlights: 2017 compared to 2016

•                  Total revenue for the full year 2017 was $28.4 million, compared to $36.8 million for 2016.

•                  Gross margin was 21%, compared to 22% for 2016.

•                  Total operating expenses for 2017 were $11.8 million compared to $23.7 million, in 2016, which included $2.6 million in severance and other charges relating to CDTi’s corporate restructuring as well as a goodwill impairment of $4.7 million.

•                  Net loss for 2017 was $5.3 million, or $0.34 per share, compared to net loss of $23.5 million, or $3.84 per share, in 2016.

2018 Financial Outlook

The company expects 2018 full-year revenue from its traditional business will be approximately $10 million. Management is finalizing its current Powder-to-Coat customer programs in China and India, with sales expected to increase during the latter part of 2018. As such, CDTi will provide additional information regarding the technology and advanced materials business’ contribution to 2018 revenue at a later date.

Gross margin is expected to range between 20% to 30% as the company continues to exit its manufacturing operations in its pursuit of its long-term 40% gross margin target. As CDTi realizes the full benefit of headcount reductions resulting from the sale of DurafitTM and the exit of the company’s high-volume coating activities in the third and fourth quarter of 2017, along with the significant cost-cutting measures completed as part of CDTi’s business realignment, the company expects its operating expenses will be approximately $8 million for 2018.

Conference Call and Webcast Information

CDTi will host a conference call and live webcast beginning at 2:00 p.m. Pacific Time today, April 2nd to discuss its financial results and its business outlook. This conference call will contain forward-looking information. To participate in the conference call, please dial +1 (877) 303-9240 and international participants should dial +1 (760) 666-3571. The conference code is 7693657. The conference call will be webcast live on the CDTi website at www.cdti.com under the “Investor Relations” section. To listen to the live webcast, participants should visit the site at least 15 minutes prior to the conference to download any required streaming media software. An archived recording of the conference call will be available on the CDTi website for 30 days. You may also access a telephone replay for two business days following the conclusion of the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 if dialing in internationally. The passcode is 7693657.

About CDTi Advanced Materials

CDTi Advanced Materials (NASDAQ: CDTI) develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, global trends in the automotive and heavy duty diesel markets, the Company’s future financial performance, and the performance of the Company’s technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Moriah Shilton or Kirsten Chapman

LHA (IR Agency)

+1 415 433 3777

cdti@lhai.com

[Tables to follow]

CDTI ADVANCE MATERIALS, INC.

Consolidated Statement of Operations

(in thousands, except percentage and per share amounts)

	Three Months Ended December 31,				Years Ended December 31,
	2017	% of Rev	2016	% of Rev	2017	% of Rev	2016	% of Rev
Coated catalysts	$2,880	59%	$4,894	57%	$15,627	55%	$22,520	61%
Emission control systems	1,616	33%	3,405	40%	11,116	39%	12,970	35%
Technology and advanced materials	387	8%	256	3%	1,610	6%	1,349	4%
Revenues	$4,883	100%	$8,555	100%	$28,353	100%	$36,839	100%
Gross profit	1,033		935		5,898		8,066
Operating expenses:
Research and development	759		702		3,970		4,657
Selling, general and administrative	1,773		3,213		8,292		11,837
Goodwill impairment	—		4,675		—		4,675
Severance and other charges	(96)		686		(480)		2,555
Total operating expenses	2,436		9,276		11,782		23,724
Loss from continuing operations	(1,403)		(8,341)		(5,884)		(15,658)
Other income (expense):
Interest expense, net	—		101		(260)		(1,535)
Gain on change in fair value of bifurcated derivative liability	—		—		—		2,754
Gain (Loss) on extinguishment of debt	—		162		(194)		(12,410)
Gain on change in fair value of liability - classified warrants	119		671		523		1,554
Gain on sale of DuraFit business	—		—		805		—
Other (expense) income, net	(121)		41		(188)		863
Total other income (expense)	(2)		975		686		(8,774)
Loss from operations before income taxes	(1,405)		(7,366)		(5,198)		(24,432)
Income tax expense (benefit) from operations	36		274		85		(958)
Net loss	(1,441)		(7,640)		(5,283)		(23,474)
Basic and diluted net loss per share:
Net loss	$(0.09)		$(0.69)		$(0.34)		$(3.84)
Weighted shares outstanding	15,803		11,011		15,744		6,107

CDTI ADVANCE MATERIALS, INC.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash	$2,807	$7,839
Accounts receivable, net	2,097	5,398
Inventories	2,647	7,125
Prepaid expenses and other current assets	667	968
Total current assets	8,218	21,330
Property and equipment, net	714	1,158
Intangible assets, net	1,051	1,483
Deferred tax asset	644	554
Other assets	187	305
Total assets	$10,814	$24,830
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$1,458
Shareholder notes payable	—	1,803
Accounts payable	2,059	5,979
Accrued expenses and other current liabilities	3,585	6,345
Income taxes payable	789	642
Total current liabilities	6,433	16,227
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share: authorized 100,000; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share: authorized 50,000,000; issued and outstanding 15,803,736 and 15,703,301 shares at December 31, 2017 and 2016, respectively	158	157
Additional paid-in capital	238,455	237,838
Accumulated other comprehensive loss	(5,886)	(6,329)
Accumulated deficit	(228,346)	(223,063)
Total stockholders’ equity	4,381	8,603
Total liabilities and stockholders’ equity	$10,814	$24,830

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